THIS SUPPLEMENTAL AGREEMENT (the "AGREEMENT") is made this 10th of February 2000 between:

1.   SHELL CAPITAL LIMITED ("SCL");

2.   SHELL CAPITAL SERVICES LIMITED ("SCSL");

3.   CHAPARRAL RESOURCES, INC.;

4.   CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED;

5.   CLOSED TYPE JSC KARAKUDUKMUNAY; and

6.   CENTRAL ASIAN PETROLEUM, INC. (together, the "PARTIES").

RECITALS:

     (A) Chaparral Resources, Inc., as Borrower, Closed Type JSC Karakudukmunay, Central Asian Petroleum (Guernsey) Limited and Central Asian Petroleum, Inc. as the Co-Obligors, Shell Capital Limited, as Facility Agent and Modeller, Shell Capital Services Limited, as Arranger and the Lenders (as such term is defined in the Loan Agreement) entered into a loan agreement on 1 November 1999 (the "LOAN AGREEMENT").

     (B) The Parties have agreed to supplement the Loan Agreement pursuant to the terms of this Agreement.

NOW THEREFORE, the Parties agree as follows:

1.   INTERPRETATION

(a) Terms defined in the Loan Agreement shall, unless the context otherwise requires, have the same meaning in this Agreement.

(b)  Clauses 1.2 (INTERPRETATION), 1.3 (CERTAIN REFERENCES), 21.6
(EXECUTION), 28 (REMEDIES, WAIVERS, PARTIAL INVALIDITY), 31.2
(JURISDICTION), 31.3 (PROCESS AGENT), 31.4 (WAIVER OF IMMUNITY), 31.5 (CONSENT TO ENFORCEMENT) and 31.6 (ARBITRATION) of the Loan Agreement shall apply to this Agreement as though they were set out in full in this Agreement and all references to "this Agreement" in such clauses were references to this Agreement.

2.   APPOINTMENT OF THE SUCCESSOR FACILITY AGENT

(a) Each of SCSL and SCL agrees that, with effect from 7 February 2000, SCSL is substituted for SCL as the Facility Agent under the Loan Agreement and all the right, title and interest of SCL in and to the Loan Agreement in its capacity as the Facility Agent are transferred absolutely to SCSL and the obligations and liabilities of SCL under the Loan Agreement in its capacity as the Facility Agent are assumed absolutely by SCSL.

(b) Each of the Obligors, the Arranger, the Modeller and the Lenders acknowledges and approves the appointment of SCSL as the successor Facility Agent and releases and discharges SCL in its capacity as Facility Agent from any and all liabilities and obligations under the Loan Agreement with effect from 7 February 2000.

3.   APPOINTMENT OF THE SUCCESSOR MODELLER

(a) Each of SCSL and SCL agrees that with effect from the date of this Agreement SCSL is substituted for SCL as the Modeller under the Loan Agreement and all the right, title and interest of SCL in and to the Loan Agreement in its capacity as the Modeller are transferred absolutely to SCSL and the obligations and liabilities of SCL under the Loan Agreement in its capacity as the Modeller are assumed absolutely by SCSL.

(b) Each of the Obligors, the Facility Agent, the Arranger and the Lenders acknowledges and approves the appointment of SCSL as the successor Modeller and releases and discharges SCL in its capacity as Modeller from any and all liabilities and obligations under the Loan Agreement with effect from the date of this Agreement.

4.   APPLICABLE INTEREST RATES

     Subject to Clause 6(a) below and the terms of the Loan Agreement, for the purposes of clause 6.5(a) (INTEREST DUE ON OR PRIOR TO THE PROJECT COMPLETION DATE) of the Loan Agreement, on each Interest Payment Date falling prior to the Project Completion Date, the Borrower will only be obliged to pay that portion of interest accrued during the relevant Interest Period on the amount outstanding under the Senior Facility which is equal to the rate per annum determined by the Facility Agent to be the sum of LIBOR for such Interest Period and 0.5% (the "REDUCED INTEREST RATE"). The remaining accrued interest on each such Interest Payment Date will be added to the principal amount outstanding under the Subordinated Facility and shall itself bear interest in accordance with clause 6.5(b) (INTEREST DUE ON OR PRIOR TO THE PROJECT COMPLETION DATE) of the Loan Agreement and shall otherwise for all purposes form part of the Subordinated Facility. In the event that interest cannot for any reason be capitalised, in accordance with this Clause 4, the Borrower shall pay such accrued interest when due in accordance with the terms of the Loan Agreement.

5.   BROKEN FUNDING COSTS

     Notwithstanding the terms of clause 7.10 (BROKEN FUNDING COSTS) of the Loan Agreement, LIBOR applicable on the first day of the relevant Interest Period will be used for the purposes of calculating the additional interest that would have been payable by the Borrower to such Lender on any amount so received or recovered pursuant to paragraph (a) of clause 7.10 (BROKEN FUNDING COSTS) of the Loan Agreement.

6.   SYNDICATION

     The Obligors acknowledge that SCSL, as the Arranger of the Facilities, has reserved the right to syndicate all or any part of its Commitments or, as the case may be, the Loans at any time at its sole discretion. It is agreed by the Borrower and the Co-Obligors that:

     (a) the Facility Agent will be entitled to increase the Reduced Interest Rate by up to 3% at any time by notification of such increase to the Borrower if the Arranger determines, in its sole opinion, that such increase will facilitate the successful syndication of the Facilities provided that the Applicable Margin for the Loans remain unchanged;

     (b) at the request of the Arranger, the Obligors shall make best efforts to procure an amendment to Licence No. 60 For Opening An Offshore Bank Account dated 30 December, 1999 issued by the National Bank of the Republic of Kazakhstan which will permit the conversion by KKM of its Tenge receipts into Dollars and the transfer of all KKM Gross Revenues to the KKM Proceeds Account if the Arranger determines, in its sole opinion, that such amendment will facilitate the successful syndication of the Facilities; and

     (c) at the request of the Arranger, the Obligors shall make best efforts to procure the extension of the duration of the 1999 KTO Contract (as defined in Clause 7(m) of this Agreement) (or any replacement agreement entered into between Closed Joint Stock KazTransOil and KKM) to match the duration of the Facilities if the Arranger determines, in its sole opinion, that such amendment will facilitate the successful syndication of the Facilities.

7.   AMENDMENTS TO LOAN AGREEMENT

     The Parties agree that the Loan Agreement is amended as follows:

(a)  EQUITY SUPPORT

     (i) Clause 16.22 (CRI LETTER OF CREDIT) of the Loan Agreement is deleted in its entirety and the following new clause 16.22 (EQUITY SUPPORT TRANSACTION) is inserted in its place:

     "Clause 16.22  (EQUITY SUPPORT TRANSACTION)

          The Borrower shall make best efforts to procure that the Rights Offering is concluded on or prior to 30 June 2000 and that the Principal Stockholders comply with and perform their obligations and liabilities under the Equity Support Agreements. The Borrower shall procure that the proceeds (if any) of any Rights Offering and the payments (if any) made under any of the Equity Support Agreements are paid directly into the CRI Disbursement Account.".

     (ii) Clause 18.17(b) (FINANCE DOCUMENTS) of the Loan Agreement is deleted in its entirety and the following new clause 18.17(b) (FINANCE DOCUMENTS) is inserted in its place:

          "(b) The Borrower does not receive into the CRI Disbursement Account equity contributions from its stockholders in an amount at least equal to $4,000,000 during the period between the First Drawdown Date and 30 June 2000.

          (c) Either of the Principal Stockholders fail to comply with or perform any of its obligations or liabilities under any of the Equity Support Agreements to which it is a party."

     (iii) The definitions of "CRI Letter of Credit" and "Unpaid Equity Contributions" in clause 1.1 (DEFINITIONS) of the Loan Agreement are deleted in their entirety.

     (iv) The CRI Letter of Credit is deleted from sub-paragraph (k) of the definition of "Finance Documents" in clause 1.1 (DEFINITIONS) of the Loan Agreement. The schedule to the Loan Agreement entitled "The Sixth Schedule - Terms of CRI Letter of Credit" is deleted in its entirety.

     (v) Clause 18.20 (OWNERSHIP OF BORROWER) of the Loan Agreement is deleted in its entirety and the following new clause 18.20 (CHANGE OF CONTROL) is inserted in its place:

     "(a) The Borrower consummates or agrees to consummate any transaction or series of related transactions that would result in a Change of Control except with the prior written approval of the Facility Agent (acting on the instructions of the Majority Lenders).

     (b) Either of the Principal Stockholders sells or otherwise transfers any securities of the Borrower on or before 30 June, 2000.

     (c) If at the close of business on 30 June 2000 the holdings of either of the Principal Stockholders are less than 20% of the outstanding shares of the Borrowers voting securities as a result of the completion of the Rights Offering, the provisions of Clause 18.20(b) shall continue to apply to such Principal Stockholders; provided, however, if at any time thereafter such Principal Stockholder's holdings are 20% or more of the outstanding shares of the Borrower's voting securities, the provisions of paragraph (b) of the definition of Change of Control shall apply to such Principal Stockholders."

(b)  CRI SUBORDINATION AGREEMENT

     (i) The definition of "CRI Subordination Agreement" in clause 1.1 (DEFINITIONS) of the Loan Agreement is deleted in its entirety and the following new definition is inserted in its place:

     ""CRI Subordination Agreements" means each subordination agreement entered into between the Borrower, the Facility Agent and a CRI Bridge Noteholder.

     (ii) The definitions of "CRI Bridge Notes" and "CRI Existing Notes" in clause 1.1 (DEFINITIONS) of the Loan Agreement are deleted in their entirety and the following new definitions are inserted in their place:

     ""CRI Bridge Notes" means those notes issued or to be issued to the CRI Bridge Note Holders in respect of the provision of subordinated short term bridge financing to the Borrower and provided to the Facility Agent pursuant to Clause 3.1 (INITIAL CONDITIONS PRECEDENT) on or prior to the delivery of the first Notice of Drawdown.

     "CRI Existing Notes" means those notes issued to the CRI Existing Note Holders in respect of the provision of subordinated financing to the Borrower on or prior to the date of this Agreement and provided to the Facility Agent pursuant to Clause 3.1 (INITIAL CONDITIONS PRECEDENT) on or prior to the delivery of the first Notice of Drawdown.".

(c)  DIRECTORS' APPOINTMENT LETTERS

     The following new paragraph (b) is inserted in clause 18.22 (OWNERSHIP OF KKM) of the Loan Agreement:

     "(b) The person from time to time designated by Shell Capital Services Limited as its representative on the board of directors of each of the Obligors is not appointed to such board as a director or is removed from such board without the prior written consent of Shell Capital Services Limited.".

(d)  1999 KTO CONTRACT

     The following new paragraph (k) is inserted in clause 16.5 (PROJECT DOCUMENTS) of the Loan Agreement:

     "(k) prior to the expiration of the 1999 KTO Contract (or any replacement agreement), procure the execution of a replacement agreement between Closed Joint Stock KazTransOil and KKM on terms substantially similar to the 1999 KTO Contract and with a duration of at least one year from the date of such replacement agreement. Prior to the execution and delivery of any such replacement agreement, the Obligors shall provide the Facility Agent with the final draft of any such proposed replacement agreement for its approval; if any such proposed replacement agreement is approved by the Facility Agent it will, on its execution, be deemed to be a Project Document for the purposes of this Agreement and the other Finance Documents."

(e)  UPDATED RESERVES REPORT

     The words "by no later than 31 March 2000" where they appear in the last line of clause 16.23 (THE UPDATED RESERVES REPORT) of the Loan Agreement are deleted and are replaced with the words "by no later than 15 April 2000".

(f)  PROHIBITION ON TRANSFERS

     The words "The Borrower may not" where they appear at the beginning of clause 27.2 (THE BORROWER; PROHIBITION ON TRANSFERS ETC.) of the Loan Agreement are deleted and are replaced with the words "No Obligor shall".

(g)  TRANSPORT RISK INSURANCE POLICY

     (i) Clause 16.10(c) (INSURANCES) of the Loan Agreement is deleted in its entirety and the following new clause 16.10(c) (INSURANCES) is inserted in its place:

     "(c) The Borrower shall procure that nothing is done by it or any of the other Obligors (or that nothing is failed to be done by it or any of the other Obligors, including making disclosures which should be made prior to the issuance of the Transport Risk Insurance Policy) which would result in the Transport Risk Insurance Policy being rendered void or voidable and shall ensure that the Project will be operated and maintained in accordance with the requirements of the Transport Risk Insurance Policy. No Obligor shall disclose the terms of the Transport Risk Insurance Policy to any person. An Obligor shall notify the Facility Agent as soon as it becomes aware of any claim or potential claim it has or may have for compensation under the Transport Risk Insurance Policy and provide the Facility Agent with any information that it may from time to time receive in respect of such claim or potential claim.".

     (ii) The words "and the Transport Risk Insurance Policy" shall be deleted from the second and third lines of clause 16.12(b) (PROJECT ACCOUNTS) of the Loan Agreement.

     (iii) The words "the Transport Risk Insurance Policy," shall be deleted from the fourth and fifth lines of clause 17.16(a) (DISPOSALS BY THE BORROWER, CAP(G) AND CAP(D)) of the Loan Agreement.

     (iv) Clause 18.30 (OPIC) of the Loan Agreement is deleted in its entirety and the following new clause 18.30 (POLITICAL RISK INSURANCE POLICIES) is inserted in its place:

     "(a) An event covered by the Political Risk Policy occurs which gives the Borrower the right to compensation from OPIC pursuant to the terms of the Political Risk Policy assuming due submission of an application for compensation to OPIC.

     (b) An event covered by the Transport Risk Insurance Policy occurs which gives the Facility Agent the right to claim compensation from the insurer pursuant to the terms of the Transport Risk Insurance Policy."

(h)  INDEPENDENT ENGINEER

     (i) Clause 26.6(a) (INDEPENDENT ENGINEER) of the Loan Agreement is deleted in its entirety and replaced with the following:

     "(a) The Finance Parties hereby confirm the appointment of the Independent Engineer, upon the terms and subject to the conditions separately agreed between the Facility Agent and the Independent Engineer and set out in a consultancy letter executed by the Independent Engineer and acknowledged by the Borrower and a warranty agreement executed by the Independent Engineer in favour of the Facility Agent (the "Engagement Letter")."

     (ii) The second sentence of clause 26.6(a) (INDEPENDENT ENGINEER) of the Loan Agreement is deleted and replaced with the following:

     "The terms of its appointment will be set out in the Engagement
     Letter.".

(i) The text of clause 18.27 (PAYMENT OF SALARIES) of the Loan Agreement is deleted in its entirety and replaced with the following:

     "KKM fails to pay any salaries due to its employees on the due date for payment unless the Facility Agent is satisfied that such failure is due solely to a technical or administrative delay outside the control of KKM and such amount is paid within three Business Days of the due date for payment.".

(j)  DEFINITION OF "PROJECT DOCUMENTS"

     The definition of "Project Documents" in clause 1.1 (DEFINITIONS) of the Loan Agreement is deleted in its entirety and the following new definition is inserted in its place:

          ""Project Documents" means:

          (a)  the Petroleum Licence and all other Consents;

          (b) the Constitutive Documents and the constitutive documents of each of the other Obligors;

          (c)  the Petroleum Agreement;

          (d)  the Drilling Contracts;

          (e)  the Drilling/Wellbore Exploration Services Contract;

          (f)  the Offtake Agreement;

          (g)  the STASCO Service Agreement;

          (h)  the 1999 KTO Contract;

          (i) the transportation contract dated January 31, 2000 entered into between JSC NOC KazakhOil and KKM;

          (j) the contract of Karakuduk field surface facilities construction TPS start up minimum construction at station 6 between KKM and Keenoil Limited, UK dated 5 August 1999;

          (k) the general contract for geophysical operations between KKM and Geotex JSC dated 21 November 1995;

          (l)  the Technical Services Agreements;

          (m)  the Service Contract;

          (n) any other document material to the Project (other than a Finance Document) entered into or to be entered into by an Obligor in connection with the Project; and

          (o) any other document which the Borrower and the Facility Agent agree to designate as a Project Document.".

(k)  DEFINITION OF "DRILLING CONTRACT"

     The definition of "Drilling Contract" in clause 1.1 (DEFINITIONS) of the Loan Agreement is deleted in its entirety and the following new definition is inserted in its place:

     ""Drilling Contracts" means (i) the Daywork Drilling Contract-Land # 99/KKM/L-1003 dated October 10, 1999 between KKM and Drilling Service Company "Kazakhoil Drilling" Ltd. and (ii) the Daywork Drilling Contract-Land dated December 15, 1999 between Drilling Service Company "Kazakhoil Drilling" Ltd. and Oil and Gas Exploration Company Cracow Ltd. or either of them as the context so requires.".

(l)  DEFINITION OF "DRILLING/WELLBORE EXPLORATION SERVICES CONTRACT"

     The definition of "Drilling/Wellbore Exploration Services Contract" in clause 1.1 (DEFINITIONS) of the Loan Agreement is deleted in its entirety and the following new definition is inserted in its place:

     ""Drilling/Wellbore Exploration Services Contract" means agreement no.99/006 for the supply of drilling/wellbore exploration services dated 18 November, 1999 between Baker Hughes Services International, Inc. Kazakhstan and KKM."

(m)  ADDITIONAL DEFINITIONS

     The following definitions will be inserted in clause 1.1 (DEFINITIONS) of the Loan Agreement:

     ""Change of Control" shall mean the occurrence of any of the following events:

     (a)  any person or entity, including a "group" as contemplated by
     Section 13(d)(3) of the Securities Act 1934, as amended, acquires or otherwise gains ownership or control (including, without limitation, power to vote) of 20% or more of outstanding shares of the Borrower's voting securities (based upon voting power); or

     (b) the holdings of either of the Principal Stockholders of the Borrower's voting securities on or after 30 June, 2000 are 20% or less, after giving effect to the conversion of the CRI Bridge Notes in accordance with their terms and the Equity Support Transaction.

     For the avoidance of doubt, none of (i) the acquisition or control of additional shares of the Borrower's voting securities by a Principal Stockholder (other than from the Principal Stockholder), (ii) the exercise of the warrant to purchase certain shares of common stock of the Borrower by Shell Capital Limited pursuant to the CRI Warrant Agreement; (iii) the conversion of Series A Preferred Stock of the Borrower as specified in its constitutional documents as at 1 November 1999 which is issued and outstanding as at 1 November 1999; (iv) up to 15% of the common stock of the Borrower to be issued in connection with incentive stock options or grants to officers, directors, employees or consultants of any Obligor; (v) any sale, transfer or other disposition by a Principal Stockholder to any Affiliate of such Principal Stockholder provided such Affiliate makes no subsequent sale, transfer or disposition of such securities other than to another Affiliate of such Principal Stockholder, (vi) the Equity Support Transaction or (vii) the conversion of the CRI Bridge Notes, shall be deemed or shall cause a Change of Control for purposes of this Agreement.

     "Directors' Appointment Letters" means (i) the letters issued with respect to the appointment of a representative of Shell Capital Services Limited to the board of Directors of each of the Obligors by each of CAP(G), as shareholder of 50% of the KKM Shares, CAP(D), as shareholder of 20% of the CAP(G) shares, the Borrower as shareholder of 80% of the CAP(G) Shares, the Borrower as 100% shareholder of the CAP(D) Shares, and (ii) the undertakings with respect to the appointment of a representative of Shell Capital Services Limited to the Board of Directors given in the Equity Support Agreements by Allen & Company Incorporated and Whittier as shareholders of certain of the common stock of the Borrower.

     "Equity Support Transaction" means the Rights Offering or the transactions contemplated by the Equity Support Agreements, as the case may be.

     "Equity Support Agreements" means each of the letters issued by each of the Principal Stockholders to the Facility Agent concerning (i) the agreement of the Principal Stockholders to subscribe for and purchase their full pro rata share of the Rights Offering and (ii) an aggregate cash infusion of $4,000,000 in the Borrower if the Rights Offering is not consummated by 30 June, 2000.

     "KKM Assignment of Insurances" means the agreement entitled "KKM Assignment of Insurances" dated February 7, 2000 and entered into between KKM and the Security Trustee.

     "1999 KTO Contract" means the agreement #018 on acceptance, storage and transportation of oil between Closed Joint Stock KazTransOil and KKM dated 15 December 1999.

     "Principal Stockholders" means Allen & Company Incorporated and
     Whittier.

     "Reinsurance Assignment" means the agreement entitled "Assignment of Reinsurance" dated February 8, 2000 and entered into between KKM, the Security Trustee, the Original Insurers and the Reinsurers (as such terms are defined therein).

     "Rights Offering" means the issuance by the Borrower to its stockholders of rights to acquire not less than $6 million of the Borrower's common stock.

     "Security Trust Deed" means the agreement entitled "Security Trust Deed" dated February 7, 2000 and entered into between the Obligors, the Security Trustee and the Facility Agent.

     "Whittier" means together, Whittier Ventures, LLC and Whittier Energy Company.".

(n)  DEFINITION OF "SECURITY TRUSTEE"

     The definition of "Security Trustee" in clause 1.1 (DEFINITIONS) of the Loan Agreement is deleted and replaced with the following:

     ""Security Trustee" means The Law Debenture Trust Corporation p.l.c. or such other person as may be nominated by the Facility Agent (acting on the instructions of the Lenders) from time to time.".

(o)  DEFINITION OF "SECURITY DOCUMENTS"

     Sub-paragraphs (vi) and (viii) of the definition of "Security Documents" in clause 1.1 (DEFINITIONS) of the Loan Agreement are deleted and the following new sub-paragraphs (vi) and (viii) are inserted in their place:

     "(vi)     first priority assignment by way of security by the Borrower of its right, title and interest in and to (A) the Hedging Agreement and the Hedging Receipts; (B) the CRI-CAP(G) Loan Agreement and its proceeds; and (C) the Service Contract and its proceeds, in favour of the Security Trustee;"; and

     "(viii)   first priority assignment by way of security by KKM of its right, title and interest in and to the Offtake Agreement in favour of the Security Trustee;".

8.   MISCELLANEOUS

(a) Each of the following agreements is designated as a Security Document pursuant to sub-paragraph (b) of the definition of "Security Documents" in clause 1.1 (DEFINITIONS) of the Loan Agreement:

(i)  The Reinsurance Assignment; and

(ii) The KKM Assignment of Insurances,

(as each such agreement is defined in Clause 7(m) above).

(b) Each of the following agreements is designated as a Finance Document pursuant to sub-paragraph (m) of the definition of "Finance Documents" in clause 1.1 (DEFINITIONS) of the Loan Agreement:

(i)  the Security Trust Deed;

(ii) the Equity Support Agreements; and

(iii)      the Directors' Appointment Letters,

(as each such agreement is defined in Clause 7(m) above).

(c) This Agreement shall be deemed to constitute a Finance Document for the purpose of the Loan Agreement and any reference to a Finance Document shall, unless the context clearly requires otherwise, include this Agreement.

(d) This Agreement is supplemental to the Loan Agreement and any reference in the Finance Documents to the Loan Agreement shall be to the Loan Agreement as supplemented by this Agreement.

9.   GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of England.




IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date stated at the beginning of this Agreement and it is intended to be and is hereby delivered as a deed by Central Asian Petroleum (Guernsey) Limited.

CHAPARRAL RESOURCES, INC.

By:  /S/ JAMES A. JEFFS
     ----------------------------
Name: James A. Jeffs
Title:  Co-Chairman

By:
Name:
Title:

EXECUTED as a DEED and DELIVERED
by CENTRAL ASIAN PETROLEUM
(GUERNSEY) LIMITED acting by

By:  /S/ JAMES A. JEFFS
     ----------------------------
Name: James A. Jeffs
Title:  Director

By:
Name:
Title:

CENTRAL ASIAN PETROLEUM, INC.

By:  /S/ JAMES A. JEFFS
     ----------------------------
Name: James A. Jeffs
Title: Chairman

By:
Name:
Title:

CLOSED TYPE JSC KARAKUDUKMUNAY

By:  /S/ NIKOLAI D. KLINCHEV
     ----------------------------
Name: Nikolai D. Klinchev
Title:  General Director

By:  /S/ RICHARD J. MOORE
     ----------------------------
Name: Richard J. Moore
Title:  Finance Director

SHELL CAPITAL LIMITED

By:  /S/ MARK L.G. TURNER
     ----------------------------
Name: Mark L.G. Turner
Title:

By:
Name:
Title:

SHELL CAPITAL SERVICES LIMITED

By:  /S/ MARK L.G. TURNER
     ----------------------------
Name: Mark L.G. Turner
Title:

By:
Name:
Title: